UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2021
________________________________________
 Twilio Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, First Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	*

Item 2.02    Results of Operations and Financial Condition.
On October 27, 2021, Twilio Inc. (the “Company”) issued a press release announcing its financial results for the quarterly period ended September 30, 2021. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 25, 2021, George Hu informed the Company of his intention to resign from his position as Chief Operating Officer. Mr. Hu agreed to serve as Chief Operating Officer until October 27, 2021, following which he will remain at the Company as a strategic advisor to help with the transition until January 3, 2022. Mr. Hu’s current salary, benefits and stock option and restricted stock unit award vesting schedules will remain in effect until January 3, 2022.

(c) Effective October 27, 2021, Khozema Shipchandler, who has served as the Company’s Chief Financial Officer since November 1, 2018, has been appointed to the position of Chief Operating Officer. Mr. Shipchandler will continue to serve as the principal financial officer of the Company.

In light of Mr. Shipchandler’s increased duties and responsibilities, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an increase in Mr. Shipchandler’s annual base salary to $1,100,000, effective October 27, 2021. After Mr. Shipchandler takes on his new role as Chief Operating Officer, the following grants will be recommended to the Committee for approval: (a) options, with the award value of $2,500,000, at an exercise price equal to the fair market value of a share of the Company’s Class A Common Stock on the date that the such options are granted and (b) a number of restricted stock units, which grant will be determined by dividing $2,500,000 by the average closing market price on the New York Stock Exchange of one share of the Company’s Class A common stock over the 30-day period ending five business days before the effective date of grant, with each grant to be made under the Twilio Inc. 2016 Stock Option and Incentive Plan in the amounts and with such vesting and other terms being consistent with the prior annual grant received by Mr. Shipchandler in February 2021. No other changes were made to Mr. Shipchandler’s existing compensatory or severance arrangements.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
99.1        Press release issued by Twilio Inc. dated October 27, 2021
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

October 27, 2021	By:	/s/ Karyn Smith
	Name:	Karyn Smith
	Title:	General Counsel